Exhibit 99.1

EQT Announces Consent Solicitation for Senior Notes due
2028 to Extend Special Mandatory Redemption Outside Date

PITTSBURGH, May 3, 2023 -- EQT Corporation (NYSE: EQT) (“EQT”) today announced that it has commenced a consent solicitation to amend the indenture (the “Indenture”) governing its outstanding 5.700% Senior Notes due 2028 (the “Notes”) to extend the Outside Date (as defined below) for the special mandatory redemption provision from June 30, 2023 to December 29, 2023 (the “Consent Solicitation”).

The following table sets forth some of the terms of the Consent Solicitation:

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Initial Consent Fee(1)	Additional Consent Fee(1)(2)
5.700% Senior Notes due 2028	26884L AQ2	$500,000,000	$7.50	$3.75

(1)	For each $1,000 principal amount of Notes.

(2)	Each holder of Notes who validly delivered a consent prior to the Expiration Time (as defined below), and who received an Initial Consent Fee in respect of such consent, will be paid the Additional Consent Fee in respect of the same Notes for which such holder was paid an Initial Consent Fee only if, as of 11:59 p.m., New York City time, on June 30, 2023, (a) the Acquisition (as defined below) has not yet been consummated and (b) EQT has not become obligated under the special mandatory redemption provision of the Indenture to redeem the Notes.

In October 2022, the Notes were issued to partially fund the cash consideration for EQT’s pending acquisition of THQ Appalachia I Midco, LLC and THQ-XcL Holdings I Midco, LLC (the “Acquisition”). Under the Indenture, EQT is required to redeem the outstanding Notes at a redemption price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of such mandatory redemption if (i) the Acquisition is not consummated on or before June 30, 2023 (the “Outside Date”) or (ii) EQT notifies the trustee of the Notes that it will not pursue the consummation of the Acquisition.

Upon the terms and subject to the conditions described in the consent solicitation statement dated May 3, 2023 (as may be amended or supplemented from time to time, the “Consent Solicitation Statement”), EQT is seeking the Requisite Consents (as defined below) from the holders of the Notes as of the Record Date (as defined below) to amend the Indenture to extend the Outside Date from June 30, 2023 to December 29, 2023 (the “Proposed Amendment”). The extension of the Outside Date to December 29, 2023 would align such date with (i) the date on which the purchase agreement relating to the Acquisition may be terminated by the parties thereto and (ii) the termination date for lender commitments under EQT’s term loan credit agreement.

The adoption of the Proposed Amendment will require the consent of holders of a majority of the aggregate principal amount of the Notes as of the Record Date (the “Requisite Consents”). The Acquisition is not conditioned upon the receipt of the Requisite Consents with respect to the Proposed Amendment, and EQT currently believes that it has sufficient funding from cash on hand and commitments under its term loan credit agreement to fund the cash consideration portion of the Acquisition if it is not able to obtain the Requisite Consents.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on May 9, 2023 unless extended by EQT (such date and time, as may be extended by EQT from time to time in its sole discretion, the “Expiration Time”). Only holders of record of the Notes as of 5:00 p.m., New York City time, on May 2, 2023 (the “Record Date”) are eligible to deliver consents to the Proposed Amendment in the Consent Solicitation. EQT may, in its sole discretion, terminate, extend or amend the Consent Solicitation at any time as described in the Consent Solicitation Statement.

Only holders of Notes as of the Record Date who deliver a valid consent prior to the Expiration Time (and do not validly revoke such consent prior to the Consent Revocation Deadline (as defined below)) will be eligible to receive consideration for delivering their consent, subject to the terms and conditions set forth in the Consent Solicitation Statement. The “Consent Revocation Deadline” is the earlier of (i) the receipt of the Requisite Consents and (ii) 5:00 p.m., New York City time, on May 9, 2023.

The initial consent fee for each $1,000 principal amount of Notes for which a valid consent is delivered prior to the Expiration Time, and not validly revoked prior to the Consent Revocation Deadline, will be a cash payment of $7.50 (the “Initial Consent Fee”). Subject to receipt of the Requisite Consents and satisfaction or waiver of the other conditions set forth in the Consent Solicitation Statement, the Initial Consent Fee will be paid on the second business day following the Expiration Time, which is expected to be May 11, 2023.

In addition, each holder of Notes who delivered a valid consent prior to the Expiration Time (and received an Initial Consent Fee in respect of such consent) will also receive a cash payment of $3.75 per $1,000 principal amount of Notes (the “Additional Consent Fee”) for which such holder was paid an Initial Consent Fee if (and only if), as of 11:59 p.m., New York City time, on June 30, 2023, (i) the Acquisition has not yet been consummated and (ii) EQT has not become obligated under the special mandatory redemption provision of the Indenture to redeem the Notes (collectively, the “Additional Consent Fee Requirements”). In the event the Additional Consent Fee Requirements are satisfied, the Additional Consent Fee will be paid to the applicable holders on July 5, 2023. There can be no assurance that the Additional Consent Fee Requirements will be satisfied and, as a result, there can be no assurance that any holder will receive any Additional Consent Fee.

No Initial Consent Fee (or Additional Consent Fee) will be paid with respect to the Notes if the Requisite Consents are not received prior to the Expiration Time.

EQT intends to execute the supplemental indenture to the Indenture containing the Proposed Amendment (the “Supplemental Indenture”) promptly after the receipt of the Requisite Consents. The Supplemental Indenture will become effective upon execution thereof; however, the Proposed Amendment will not become operative until the payment in full of the Initial Consent Fee. If the Proposed Amendment becomes operative, any holder of Notes that does not provide a consent to the Proposed Amendment prior to the Expiration Time will not receive any Initial Consent Fee (or any Additional Consent Fee) and the Outside Date for the special mandatory redemption provision in the Indenture will be extended to December 29, 2023.

This news release is for informational purposes only and the Consent Solicitation is being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement. Further, this news release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities. The Consent Solicitation Statement does not constitute a solicitation of consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable securities laws. Holders of the Notes are urged to review the Consent Solicitation Statement for the detailed terms of the Consent Solicitation and the procedures for consenting to the Proposed Amendment.

J.P. Morgan Securities LLC is acting as the Lead Solicitation Agent for the Consent Solicitation. Any persons with questions regarding the Consent Solicitation should contact J.P. Morgan Securities LLC by calling (866) 834-4666 (toll-free) or (212) 834-2064 (collect).

The Information and Tabulation Agent for the Consent Solicitation is Global Bondholder Services Corporation. Copies of the Consent Solicitation Statement may be obtained from Global Bondholder Services Corporation by calling (212) 430-3774 (banks and brokers) or (855) 654-2015 (all others, toll-free) or by emailing contact@gbsc-usa.com.

Investor Contact:

Cameron Horwitz

Managing Director, Investor Relations & Strategy

412.395.2555

cameron.horwitz@eqt.com

About EQT Corporation

EQT Corporation is a leading independent natural gas production company with operations focused in the cores of the Marcellus and Utica Shales in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding EQT's plans and expected timing with respect to the Consent Solicitation.

The forward-looking statements included in this news release involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQT has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by EQT. While EQT considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond EQT’s control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; EQT’s ability to appropriately allocate capital and resources among its strategic opportunities; access to and cost of capital, including as a result of rising interest rates and other economic uncertainties; EQT’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids and oil; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and sand and water required to execute EQT's exploration and development plans, including as a result of inflationary pressures; risks associated with operating primarily in the Appalachian Basin and obtaining a substantial amount of EQT’s midstream services from Equitrans Midstream Corporation; the ability to obtain environmental and other permits and the timing thereof; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to EQT’s business due to acquisitions and other significant transactions, including the Acquisition. These and other risks and uncertainties are described under Item 1A, “Risk Factors,” and elsewhere in EQT's Annual Report on Form 10-K for the year ended December 31, 2022 and may be updated by Part II, Item 1A., "Risk Factors" in subsequent Quarterly Reports on Form 10-Q and other documents EQT subsequently files from time to time with the Securities and Exchange Commission. In addition, EQT may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, EQT does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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